EXHIBIT 10
                                 SEWARD & KISSEL
                                WALL STREET PLAZA
                              NEW YORK, N.Y. 10005
                                  212 248-2800



                                                           April 29, 1985


Sound Shore Fund, Inc.
P.O. Box 1810
8 Sound Shore Drive
Greenwich, Connecticut 06836

Dear Sirs:

                  We have acted as counsel for Sound Shore Fund, Inc., a Maryland corporation (the "Company"), in connection with the organization of the Company, the registration of the Company under the Investment Company Act of 1940 and the registration of an infinite number of shares of Common Stock (par value $.001 per share) of the Company under the Securities Act of 1933.

                  As counsel for the Company we have participated in the preparation of the Registration Statement on Form N-1A relating to such shares and have examined and relied upon such corporate records of the Company and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.

                  Based on such examination, we are of the opinion that:

                  1. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Maryland.

                  2. The 10,000 shares of presently issued and outstanding Common Stock of the Company have been validly and legally issued and are fully paid and non-assessable shares of Common Stock of the Company.

                  3. The shares of Common Stock of the Company to be offered for sale pursuant to the Prospectus and Statement of Additional Information contained in said Registration Statement are, to the extent of the number of shares authorized to be issued by the Company in its Articles of Incorporation, duly authorized and unissued shares and when such shares have been duly sold, issued and paid for as contemplated in the Prospectus and Statement of Additional Information, such shares will have been validly and legally issued and will be fully paid and non-assessable shares of Common Stock of the Company under the laws of the State of Maryland (assuming that the sale price of each share is not less than the par value thereof).

                  As to matters of Maryland law contained in the foregoing opinion we have relied on the opinion of Messrs. Venable, Baetjer and Howard of Baltimore, Maryland, dated April 29, 1985, a copy of which is attached hereto.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Counsel and Auditors" in the related Statement of Additional Information included therein.

                                                     Very truly yours,

                                                     /S/ Seward + Kissel


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